UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026 (June 2, 2026)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

20 Thompson Road, Branford, CT 06405

(Address of principal executive offices) (Zip Code)

888-501-1176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant

Termination of Independent Registered Public Accounting Firm

Basanite, Inc . (the “Company”) since November of 2025 has not had any communications with Hudgens CPA, PLLC, its Independent Registered Public Accounting Firm. The Company has discovered that Hudgens CPA, PLLC as of November 2025 and December 2025 has withdrawn from the PCAOB and has failed to notify the Company of its withdrawal and ceasing operations. Accordingly, on June 2, 2026, the Company’s Board terminated the services of Hudgens CPA, PLLC.

Hudgens’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023 and the subsequent interim period through June 2, 2026, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Hudgens CPA, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Hudgens’ satisfaction, would have caused Hudgens CPA, PLLC to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Hudgens with a copy of the above disclosures and requested that Hudgens furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2026	BASANITE, INC.

	By:	/s/ Ronald J. LoRicco, Sr.
Name: Ronald J. LoRicco, Sr.
Title: Acting CEO